

Heritage
Acquisition of the Atlanta Branch of The PrivateBank
October 8, 2014

Cautionary Statements

This presentation contains forward-looking statements about future financial performance, business plans and strategies of Heritage Financial Group, Inc. Because forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to carefully review the discussion of forward-looking statements and risk factors in documents that the Company files with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Transaction Summary

- Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South has agreed to purchase the Norcross, GA branch of The PrivateBank, a wholly owned subsidiary of The PrivateBancorp, Inc. (NASDAQ: PVTB)
- $40 million in performing loans purchased at 99% of the outstanding balance
- $129 million deposits at a deposit premium of 3.8%
- Branch staff expected to be retained by HeritageBank
- Expected to close in the fourth quarter of 2014

Transaction Rationale

Strategic Rationale

- Provides a meaningful banking entrance into the Atlanta MSA
- Complements strong mortgage presence in the Atlanta MSA
- Strategic location in Northeast metro Atlanta for servicing customers and recruiting talented bankers
- Core deposit base with 24% DDA's

Compelling Financial Attributes

- Neutral to 2015 earnings, accretive > $0.15 in 2016 and > $0.30 in 2017
- Manageable TBV dilution of 4% earned back in under 3 years
- Attractive IRR of > 30%
- More attractive entry into Atlanta MSA than de novo branching

Low Risk Profile

- Purchased only pass-rated performing loans
- Comprehensive due diligence completed
- Management team with conversion and integration experience

Branch Location


Alpharetta
Roswell
Johns Creek
Duluth
Peachtree Corners
Lawrenceville
Kennesaw
Marietta
Dunwoody
Doraville
Chamblee
North Atlanta
Tucker
Lilburn
Snellville
Smyrna
Powder Springs
Austell
Mableton
Stone Mountain
North Decatur
Decatur
Douglasville
Atlanta
Belvedere Park
Redan
Lithonia
East Point
College Park
Forest Park
Conyers
Covington
Union City
Fairburn
Morrow
Stockbridge
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THE PRIVATEBANK

Heritage

Strong Core Deposit Base



Interest-Bearing Demand 5%
Noninterest-Bearing Demand 19%
Time Deposits 42%
Savings and Money-markets 34%

Total Deposits - $129 million
Average DDA > 6 years old
Wtd. avg. MMA rate – 0.39%
Wtd. avg. CD rate – 1.51% and maturity – 1.7 yrs.

Heritage

Diversified Performing Loan Portfolio



Construction
2%
Consumer
2%
Commercial &
Industrial
31%
Commercial
Real Estate
65%

Total Loans - $40 million
Fixed – 26% Variable – 74%
Wtd. Avg. Rate – 4.45%

Heritage

Conclusion

- Provides commercial banking entry into the attractive Atlanta, GA MSA
- Quicker path to profitability in Atlanta than de novo branch strategy
- Complements our 5 mortgage production offices in Atlanta
- Solid deposit franchise
- Performing loan portfolio with adequate diversification
- Attractive location for servicing customers and for recruiting commercial bankers
- Expected to close late in the fourth quarter 2014

Heritage

Investor Contact

T. Heath Fountain

Executive Vice President &
Chief Financial Officer

229-878-2055

hfountain@eheritagebank.com


Heritage
NASDAQ: HBOS